UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Great American Group, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[*], 2014

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Great American Group, Inc., which will be held at the corporate offices of Great American Group, Inc. located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367, on May 12, 2014, at 1:00 p.m. local time. We hope you will be able to attend the meeting in person.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the special meeting. If you plan to attend the special meeting in person, please mark the designated box on the enclosed proxy card. If you are planning to attend the special meeting and your shares are held in street name (by a broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of Great American Group, Inc. stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the special meeting, but you will not be able to vote at the special meeting.

Whether or not you plan to attend the special meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the special meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to the inspector of elections in the postage-prepaid envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Andrew Gumaer
Chairman and Chief Executive Officer

GREAT AMERICAN GROUP, INC.

21860 BURBANK BOULEVARD, SUITE 300 SOUTH

WOODLAND HILLS, CA

(818) 884-3737

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on May 12, 2014

To the Stockholders of Great American Group, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Great American Group, Inc. (the “Company”) will be held on May 12, at 1:00 p.m. local time at the corporate offices of Great American Group, Inc. located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367, for the following purposes:

1.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split within a range of not less than 1 for 10 and not more than 1 for 50, with the exact ratio to be set within such range in the discretion of the Company’s Board of Directors.

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on April 16, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at this special meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the special meeting. You must present your proxy or voter instruction card or meeting notice for admission.

By Order of the Board of Directors,

Andrew Gumaer
Chairman and Chief Executive Officer

Woodland Hills, California
[*], 2014

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

1

GREAT AMERICAN GROUP, INC.

21860 BURBANK BOULEVARD, SUITE 300 SOUTH

WOODLAND HILLS, CA

PROXY STATEMENT

For the Special Meeting of Stockholders to be held on May 12, 2014

General

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board” or “Board of Directors”) for use at the special meeting of stockholders (the “Special Meeting”), of Great American Group, Inc. to be held on May 12, 2014, at 1:00 p.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the corporate offices of Great American Group, Inc. located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367. We expect to mail this proxy statement to our stockholders on or about [*], 2014.

All references to “us”, “we”, “our”, and “the Company” refer to Great American Group, Inc. and its subsidiaries.

Solicitation of Proxies

The Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split within a range of not less than 1 for 10 and not more than 1 for 50, with the exact ratio to be set within such range in the discretion of the Board of Directors. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Special Meeting and at any continuation, postponement or adjournment of the Special Meeting. As of the date of this Proxy Statement, the Board does not know of any other items of business that will be presented for consideration at the Special Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

Shares Outstanding and Required Vote

Only holders of record of shares of our common stock (“Common Stock”) at the close of business on the record date, April 16, 2014, will be entitled to notice of and to vote at the Special Meeting and any adjournment thereof. At the close of business on April 16, 2014, the Company had 30,002,975 shares of Common Stock outstanding and entitled to vote held by [*] stockholders of record. Each holder of record of shares of our Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of Common Stock entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the board of directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker shares that are voted as to any matter at the meeting will be included in determining if a quorum is present or represented at the Special Meeting. Any broker holding shares of record for you is not entitled to vote on certain matters unless the broker receives voting instructions from you. Uninstructed shares, or broker non-votes, result when shares are held by a broker who has not received instructions from its customer on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority. The effects of broker non-votes and abstentions on the specific items to be brought before the Special Meeting are discussed under each item.

How to Vote

You may vote by attending the Special Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares of Common Stock in street name you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Special Meeting, your vote in person at the Special Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the Special Meeting, we encourage you to submit your proxy to vote your shares in advance of the Special Meeting.

2

Revocation of Proxies

You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Continental Stock Transfer and Trust Company, our transfer agent. If you are a stockholder of record and give a proxy, you may revoke it at any time before its use, either:

(1) by revoking it in person at the Special Meeting;

(2) by writing, delivered to our Corporate Secretary at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, CA 91367 before the proxy is used; or

(3) by a later dated proxy card delivered to us at the above noted address before the proxy is used.

Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Special Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the meeting during ordinary business hours at our principal offices located at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, CA 91367.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2014

Copies of this proxy statement and the form proxy card are also available online at: http://www.viewproxy.com/greatamerican/2014SM.

3

PROPOSAL NO. 1

AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

On April 15, 2014, the Board of Directors approved the recommendation to the Company’s stockholders of an amendment to the Company’s Certificate of Incorporation to consolidate the number of issued and outstanding shares of Common Stock with a reverse stock split (the “Reverse Stock Split”), to be effected at a ratio within a range of (i) one new, post-Reverse Stock Split share of Common Stock (a “New Common Share”) for each ten shares of Common Stock outstanding immediately before the effect of the Reverse Stock Split, and (ii) one New Common Share for each fifty shares of Common Stock outstanding immediately before the effect of the Reverse Stock Split. The full text of the proposed amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split described in this Proposal 1 is set forth as Annex A to this Proxy Statement.

Approval of this Proposal 1 would provide the Board of Directors with the authority, but not the obligation, to proceed with the Reverse Stock Split at any time within twelve months following stockholder approval thereof. Acting pursuant to such approval, the Board of Directors would have the discretion to fix the exact ratio of the Reverse Stock Split, provided that the ratio is within the range of one-for-ten to one-for-fifty, and to file a Certificate of Amendment in substantially the form as is set forth as Annex A to this Proxy Statement to the Company’s Certificate of Incorporation with the Delaware Secretary of State to amend the Company’s existing Certificate of Incorporation.

We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as (i) the initial listing requirements of various stock exchanges; (ii) the historical trading price and trading volume of our Common Stock; (iii) the number of shares of our common stock outstanding; (iv) the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; (v) the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and (vi) prevailing general market and economic conditions.

The Reverse Stock Split itself will not change the percentage of Common Stock outstanding that any current stockholder holds, except for any changes as a result of the treatment of fractional shares as described below. The Reverse Stock Split will have no effect on the number of authorized shares of Common Stock.

The Board of Directors reserves the right to elect not to proceed with, and to abandon, the Reverse Stock Split if it determines, in its sole discretion, that it is no longer in the best interests of the Company’s stockholders. If the Reverse Stock Split is not effected prior to the date twelve months following stockholder approval thereof, the Reverse Stock Split will be deemed abandoned, without any further effect.

Purpose of the Reverse Stock Split

The Board of Directors is currently evaluating various strategic transactions, including certain financing and recapitalization transactions intended to improve the Company’s capital structure and potential business combinations. While no such transaction has been definitively agreed to at this time, and there is no certainty that the Company will choose to or be able to enter into definitive agreements for any such transaction on commercially reasonable terms, if at all, the Board of Directors considers the Reverse Stock Split advisable to facilitate such transactions for the reasons described below.

The Board of Directors believes that effecting the Reverse Stock Split may make the Common Stock more attractive to certain types of investors, including institutional investors and institutional funds, which could improve the Company’s overall liquidity. On [*], 2014, the closing price of the Common Stock, which is currently traded on the Over-the-Counter Bulletin Board, was $[*]. A number of institutional investors and investment funds may be reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks, and brokerage firms may be reluctant to recommend lower-priced stocks to their clients. By effecting the Reverse Stock Split, the Board of Directors believes that the per share price of the Common Stock may increase to a level that would be viewed more favorably by these classes of potential investors. Further, investors may be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. The potential for a higher stock price after the Reverse Stock Split is effected may help to reduce this concern. The Reverse Stock Split could also help increase analyst and broker interest in the Common Stock as such parties’ internal policies and practices can discourage or prohibit them from following or recommending companies with lower stock prices. The combination of increased interest from certain types of investors, lower transaction costs and additional analyst and broker interest could have the effect of improving the trading liquidity of the Common Stock, which would benefit holders of our Common Stock.

4

Additionally, the Reverse Stock Split would reduce the number of shares of Common Stock issued and outstanding without reducing the total number of authorized shares of Common Stock. As a result, the Company would have a larger number of authorized but unissued shares from which to issue additional shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, in the future. In light of the number of currently outstanding shares of Common Stock, the Board of Directors believes that increasing the number of authorized and unissued shares is in the interests of the Company and its stockholders in order to allow the Company to meet its current and future capital and other needs which may include, without limitation, the issuance of additional equity or convertible debt securities (i) to raise additional capital, (ii) to acquire another company or its assets, (iii) to establish strategic relationships with corporate partners, (iv) to pursue other capital-raising or strategic transactions, (v) to provide equity incentives to officers, other employees and/or directors (subject to additional stockholder approvals as required), or (vi) to pursue other corporate purposes, in each case as the Board of Directors may in the future determine to be necessary or appropriate. The availability of additional shares of Common Stock would provide the Board of Directors with the flexibility to issue equity securities in the future at its discretion (subject to certain limitations that may be applicable to certain types of transactions), which is particularly important in the event that any such issuance needs to be made on an expedited basis due to the time and expense of seeking stockholder approval in connection with any contemplated issuance of Common Stock. If this Proposal 1 is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock within the number of shares authorized, unless stockholder approval is otherwise required by law or other applicable rules. As stated above, the Board of Directors is currently evaluating certain strategic alternatives; however, except for shares of Common Stock reserved for future issuance under the Company’s 2009 Stock Incentive Plan, there are currently no definitive plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are to be made available pursuant to this Proposal 1.

Certain Risks Associated with the Reverse Stock Split

While the Board of Directors believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in our Common Stock. As a result, the trading liquidity of the Common Stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

Further, the Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the Common Stock. Consequently, the market price per New Common Share may not increase in proportion to the reduction to the number of shares of Common Stock outstanding before the implementation of the Reverse Stock Split. For example, based on the closing price of the Common stock on [*], 2014 of $[*] per share, if the Reverse Stock Split was implemented and approved at a ratio of one-for-[*], the post-Reverse Stock Split market price of the Common Stock may not increase proportionally to, or maintain for any period of time at, a price of $[*] or greater. Accordingly, the total market capitalization of the Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of the Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price of the Common Stock prior to the Reverse Stock Split.

If the Reverse Stock Split is effected and the market price of the Common Stock then declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. Additionally, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the implementation of the Reverse Stock Split.

Effects of the Reverse Stock Split

If approved and effected, the Reverse Stock Split will be realized simultaneously for all issued and outstanding shares of Common Stock, and the ratio of the Reverse Stock Split will be the same for all such shares. The Reverse Stock Split will affect all holders of Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in any holder of Common Stock receiving cash in lieu of fractional shares. As further described below, holders of Common Stock otherwise entitled to fractional shares as a result of the Reverse Stock Split will be entitled to receive a cash payment in lieu of such fractional shares upon surrender of their stock certificates representing a fractional share interest. Any such cash payments could reduce the number of post-Reverse Stock Split holders of the Common Stock, to the extent there currently are stockholders who would otherwise receive less than one share of Common Stock upon implementing the Reverse Stock Split. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power, subject to the treatment of fractional shares. The Reverse Stock Split will have no effect on the Company’s authorized Preferred Stock. There are currently no shares of Preferred Stock outstanding.

The Reverse Stock Split will not reduce the total number of shares of authorized Common Stock. Accordingly, the Board of Directors will have greater ability to issue authorized and unissued shares of Common Stock without further stockholder action after the Reverse Stock Split is effected. The resulting increase in the number of authorized but unissued shares of Common Stock could have a number of effects on stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. If this Proposal 1 is approved, the Board of Directors would have the authority to issue additional authorized Common Stock without requiring further stockholder approval of such issuances, except as may be required by law and other applicable rules. Such issuances may decrease existing stockholders’ percentage equity ownership and, depending on the price at which shares may be issued, could be dilutive to existing stockholders.

5

Additionally, the increase in the number of authorized but unissued shares could have an anti-takeover effect, in that additional shares could be issued in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, the Board of Directors could approve the issuance of additional shares of Common Stock in order to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with management could have the effect of making it more difficult to remove current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. This proposal is not being presented with any presently known intent that it be utilized as a type of anti-takeover device.

Since the Reverse Stock Split will decrease the number of shares held by our stockholders, the Reverse Stock Split may increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

Based on the total number of issued and outstanding shares of Common Stock as of April 16, 2014, which was 30,002,975 shares, the following table illustrates the approximate effects of various Reverse Stock Split ratios within the proposed range on the post-Reverse Stock Split numbers of issued and outstanding shares:

Reverse Stock Split Ratio	Common Stock Outstanding (1)	Authorized and Unissued Common Stock (1)
1 for 10	3,000,297	131,999,703
1 for 20	1,500,149	133,499,851
1 for 30	1,000,099	133,999,901
1 for 40	750,074	134,249,926
1 for 50	600,059	134,399,941

(1) The post-Reverse Stock Split share numbers are approximate due to the rounding down of fractional share amounts that will occur in connection with a Reverse Stock Split. In addition to the reduction in the total number of outstanding shares set forth in the table, the principal effects of the Reverse Stock Split will be that:

•	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options, warrants, or other rights entitling the holders to purchase shares of Common Stock, if any; and

•	the number of shares reserved for issuance under the Company’s existing stock option plans and employee stock purchase plans will be reduced proportionately to the ratio of the Reverse Stock Split that the Board of Directors decides to effectuate.

After the effective time of the Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. Our common stock will continue to be traded on the Over-the-Counter Bulletin Board under the symbol “GAMR”, subject to any decision of our Board of Directors to list our securities on another stock exchange.

No Going Private Transaction

The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of Common Stock not evenly divisible by the ratio that the Board of Directors decides to implement will be entitled, upon surrender of certificate(s) representing such shares of Common Stock, to a cash payment in lieu thereof. The cash payment will be equal to the amount of the fraction of the New Common Share to which the stockholder would otherwise be entitled multiplied by the closing price per share of the Common Stock on Over-the-Counter Bulletin Board on the date the Reverse Stock Split becomes effective. The cash payment will be issued in the form of a check, and by signing and cashing any such check, stockholders will represent and warrant that, as of the effective time of the Reverse Stock Split, they owned the shares of Common Stock for which they received such cash payment. Any cash payment will be subject to applicable federal and state income tax and state abandoned property laws. In addition, stockholders will not be entitled to receive interest for the period between the effective time of the Reverse Stock Split and the date of receipt of any payment to which they may be entitled due to a fractional share interest. After the Reverse Stock Split, stockholders will have no further interest in the Company with respect to their cashed-out fractional shares. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

6

Stockholders should be aware that, under the escheat laws of the various jurisdictions where a stockholder resides, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Reverse Stock Split is implemented may be required to be paid to the designated agent for each such jurisdiction. Thereafter holders of Common Stock otherwise entitled to receive such funds may need to seek to obtain them directly from the state to which they were paid.

Implementation of the Reverse Stock Split

If this Proposal 1 is approved, the Board of Directors will have discretion, but not an obligation, to implement the Reverse Stock Split at any time within twelve months after the date of stockholder approval. If implemented, the Reverse Stock Split would become effective upon filing an amendment to the Company’s Certificate of Incorporation in substantially the form set forth on Annex A with the Delaware Secretary of State. At the time of such effectiveness, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of New Common Shares determined in accordance with the Reverse Stock Split ratio chosen by the Board of Directors.

Effect on Registered and Beneficial Holders of Common Stock

Upon the effectiveness of the Reverse Stock Split, shares of Common Stock held by stockholders that hold their shares through a broker or other nominee will be treated in the same manner as shares held by registered stockholders that hold their shares in their names. Brokers and other nominees that hold shares of Common Stock will be instructed to effect the Reverse Stock Split for the beneficial owners of such shares. However, those brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split. Stockholders whose shares of Common Stock are held in the name of a broker or other nominee are encouraged to contact their broker or other nominee with any questions regarding the procedure of implementing the Reverse Stock Split with respect to their shares.

Effect on Registered “Book-Entry” Holders of Common Stock

Registered holders of Common Stock may hold some or all of their shares electronically in book-entry form under the direct registration system for the securities. Those stockholders will not have stock certificates evidencing their ownership of Common Stock, but generally have a statement reflecting the number of shares registered in their accounts.

Stockholders that hold registered shares of Common Stock in book-entry form do not need to take any action to receive New Common Shares (or a cash payment in lieu of any fractional share interest, if applicable). Any such stockholder that is entitled to New Common Shares will automatically receive, at the stockholder’s address of record, a transaction statement indicating the number of New Common Shares held following the implementation of the Reverse Stock Split. If any such stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s address of record as soon as practicable after the Reverse Stock Split is implemented.

Effect on Registered Certificated Shares of Common Stock

The Company’s transfer agent, Continental Stock Transfer and Trust Company, will act as the exchange agent for purposes of implementing the exchange of registered certificated shares of Common Stock. Holders of pre-Reverse Stock Split certificates shares of Common Stock will be asked to surrender certificates representing such shares in exchange for certificates representing New Common Shares in accordance with the procedures to be set forth in a letter of transmittal or other document the exchange agent will send to stockholders holding registered certificated shares. No new certificates or, to the extent applicable, cash payments in lieu of fractional share interests, will be issued to any stockholder until such stockholder has surrendered to the exchange agent such stockholder’s outstanding certificate(s), together with all other items that the exchange agent may require. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates.

Any certificates representing pre-Reverse Stock Split shares of Common Stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for certificates representing New Common Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY CERTIFICATE(S) REPRESENTING COMMON SHARES OF STOCK, AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) TO THE EXCHANGE AGENT UNTIL REQUESTED TO DO SO.

Accounting Matters

The Reverse Stock Split will not affect the par value of the Common Stock. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to the Common Stock on the Company’s balance sheet will be reduced proportionately based on the ratio chosen by the Board of Directors for the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated because there will be fewer shares of Common Stock outstanding.

7

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes the material U.S. federal income tax consequences of the Reverse Stock Split to holders of Common Stock. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed Treasury regulations, and judicial and administrative decisions and rulings as of the date of this Proxy Statement, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. The following does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances. In particular, this discussion deals only with stockholders that hold the Common Stock as capital assets within the meaning of the Code (generally, property held for investment). In addition, this discussion does not address the tax treatment of special classes of stockholders, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding Common Stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax, foreign corporations, foreign estates or trusts and persons who are not citizens or residents of the United States for U.S. tax purposes. This discussion also may not apply to stockholders who acquired their Common Stock as compensation.

If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Common Stock, the U.S. federal income tax consequences to a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of Common Stock that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Except with respect to cash received in lieu of fractional shares (as discussed in the paragraph below), no gain or loss should be recognized by a stockholder on the exchange of pre-Reverse Stock Split shares for New Common Shares pursuant to the Reverse Stock Split. In general, stockholders receiving cash in lieu of fractional shares should be deemed to have received such fractional shares and then exchanged such shares for the amount of cash received. Stockholders will have the same aggregate tax basis in their New Common Shares (including any fraction of a New Common Share deemed received) as in their pre-Reverse Stock Split shares. Each stockholder’s holding period for the New Common Shares (including any fraction of a New Common Share deemed received) will include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered pursuant to the Reverse Stock Split.

Stockholders who receive cash in lieu of fractional shares generally should recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis allocated to the fractional shares deemed received. Such gain or loss will constitute capital gain or loss and will constitute long-term capital gain or loss if the stockholder’s holding period exceeds one year as of the effective time of the Reverse Stock Split.

The foregoing discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular stockholder; nor does this discussion bind the Internal Revenue Service or any court. Moreover, this summary is not a complete analysis of all potential U.S. federal income tax consequences and does not address any non-income, foreign, state or local tax consequences. Accordingly, stockholders are urged to consult their own tax advisors about the application of the U.S. federal income tax laws to their particular situations and applicable non-income, state, local and foreign tax consequences.

No Dissenters’ or Appraisal Rights

Under applicable Delaware law, stockholders will not be entitled to dissenters’ or appraisal rights with respect to the proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding shares of Common Stock, and the Board of Directors does not intend to independently provide stockholders with any such right.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock will be required to approve the authorization of the Board to effect the Reverse Stock Split by amendment of our Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” THE Amendment TO OUR Certificate of Incorporation

to Effect THE Reverse Stock Split.

8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the shares of our Common Stock as of April 16, 2014, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our Common Stock; (ii) each named executive officer of the Company; (iii) each of our directors; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, the address of the individuals listed below is 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367.

	Shares Beneficially
	Owned (2)
Name or Group of Beneficial Owners (1)	Number	Percent
Named Executive Officers:
Andrew Gumaer	5,280,000	17.6%
Harvey M. Yellen	5,280,000	17.6%
Scott K. Carpenter	144,136	*

Directors:
Bryant R. Riley (3)	109,184	*
Mark D. Klein	184,880	*
Hugh G. Hilton	40,435	*
Matthew J. Hart	50,435	*

5% Stockholders:
Elliott Associates, L.P. (4)	6,129,000	20.4%
712 Fifth Avenue, 36th Floor
New York, NY 10019
Lloyd I. Miller, III (5)	4,708,081	15.7%
222 Lakeview Avenue, Suite 160-365
West Palm Beach, FL 33401
Executive officers and directors as a group (8 persons)	11,089,070	37.0%

*	Represents less than 1%.
(1)	Unless otherwise indicated, the business address of each holder is c/o Great American Group, Inc., 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367.
(2)	Applicable percentage ownership is based on 30,002,975 shares of our Common Stock outstanding as of April 16, 2014. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”), based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our Common Stock subject to options or other contractual rights currently exercisable, or exercisable within 60 days after April 16, 2014, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Includes 68,749 shares held by B. Riley and Co., LLC. Mr. Riley is the sole indirect equity owner of B. Riley and Co., LLC.
(4)	Based solely on information provided on a Schedule 13D/A filed by Elliot Associates, L.P. with the SEC on August 9, 2011. Pursuant to the Schedule 13D/A, the securities are beneficially owned by Elliott Associates, L.P., a Delaware limited partnership, and its wholly-owned subsidiaries (collectively, “Elliott”), Elliott International, L.P., a Cayman Islands limited partnership (“Elliott International”), and Elliott International Capital Advisors Inc., a Delaware corporation (“EICA” and collectively with Elliott and Elliott International, the “Reporting Persons”). Elliott beneficially owns 2,451,600 shares of Common Stock. Elliott International and EICA beneficially own an aggregate of 3,677,400 shares of Common Stock. Collectively, Elliott, Elliott International and EICA beneficially own 6,129,000 shares of Common Stock. Elliott has the power to vote or direct the vote of, and to dispose or direct the disposition of, the shares of Common Stock beneficially owned by it. Elliott International has the shared power with EICA to vote or direct the vote of, and to dispose or direct the disposition of, the shares of Common Stock owned by Elliott International.
(5)	Based solely on information provided on a Schedule 13G/A filed by Lloyd I. Miller, III with the SEC on February 2, 2014, with respect to 4,708,081 shares held by Lloyd I. Miller, III. Pursuant to such Schedule 13G/A, Lloyd I. Miller, III has sole voting and dispositive power with respect to 4,655,101 shares of Common Stock as (i) the manager of a limited liability company that is the adviser to certain trusts, (ii) the manager of a limited liability company that is the general partner of a certain limited partnership, and (iii) the manager of a limited liability company, and has shared voting and dispositive power with respect to 52,980 shares of Common Stock as an advisor to the trustee of a certain trust.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

9

A number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Great American Group, Inc., c/o Corporate Secretary, 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, CA 91367 or call Investor Relations at (818) 884-3737. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2014 proxy statement, a stockholder’s proposal must have been received by us no later than January 16, 2014, unless the date of our 2014 Annual Meeting of Stockholders is more than 30 days before or after June 19, 2014 (the one-year anniversary date of the 2013 Annual Meeting of Stockholders), in which case in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act.

Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the previous year’s annual meeting of stockholders for our 2014 Annual Meeting of Stockholders, unless the date of the 2014 Annual Meeting of Stockholders is more than 30 days before or 70 days after the one-year anniversary of the 2013 Annual Meeting of Stockholders, in which case notice by the stockholder must be delivered not earlier than 90 days prior to the annual meeting and not later than the later of (a) 60 days prior to such annual meeting or (b) the tenth day following the date on which we first make a public announcement of the date of the annual meeting.

While our board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2014 proxy statement stockholder proposals that we are not required to include under the Exchange Act.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Andrew Gumaer
Chairman and Chief Executive Officer

10

ANNEX A

Certificate of Amendment of the

Certificate of Incorporation of

Great American Group, Inc.,

a Delaware corporation

The undersigned hereby certifies that:

One: He is the duly elected and acting Chief Executive Officer of Great American Group, Inc., a Delaware corporation (the “Corporation”).

Two: The Certificate of Incorporation of the Corporation was originally filed in the Office of the Secretary of State of the State of Delaware on May 7, 2009.

11

Three: Article Four.A. of the Certificate of Incorporation of the Corporation shall be amended by deleting it in its entirety and substituting the following therefore:

“A.	Capital Stock.

The total number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Forty-Five Million (145,000,000) shares, such shares being divided into One Hundred Thirty-Five Million (135,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and Ten Million (10,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Effective as of 5:00 p.m., Eastern Time, on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [*] shares of Common Stock, that is issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.0001 per share, of the Corporation (the “Automatic Conversion”). No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the fair market value of the Common Stock as of the Effective Time as determined by the Corporation’s Board of Directors. All numbers set forth in this Certificate of Incorporation give effect to the Automatic Conversion provided for above.

The following is a statement of the designations, preferences, privileges, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon shares of each class.”

Four: This amendment of the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

[Remainder of Page Left Intentionally Blank]

12

In Witness Whereof, this Certificate of Amendment has been executed as of this [___] day of [_______], 201[_].

Great American Group, Inc.
By:
Name:
Title:

GREAT AMERICAN GROUP, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2014

The undersigned hereby appoints Andrew Gumaer and Harvey M. Yellen and each of them, as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them to vote all of the shares of stock of Great American Group, Inc. (the “Company”) which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held on Monday, May 12, 2014 at 1:00 p.m. (local time) at the corporate offices of the Company located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367, and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be dated and signed on reverse side)

t	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	t

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to be held May 12, 2014:

The Proxy Statement is available at:

http://www.viewproxy.com/greatamerican/2014SM

	Please make	☒
PROXY – (Continued from reverse side)	your mark
Great American Group, Inc. Special Meeting Proxy Card	like this

The Board of Directors recommends a vote “FOR” proposal 1.

1.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split within a range of not less than 1 for 10 and not more than 1 for 50, with the exact ratio to be set within such range in the discretion of the Company’s Board of Directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no specification is made, this proxy will be voted FOR proposal 1.
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Signature
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature (if held jointly)

t	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	t

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to

vote your proxy. Have your proxy

card available when you call.

Follow the voting instructions to

vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.